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                                                                   EXHIBIT 10.23

                                 AMENDMENT NO. 3
                          TO THE GENUINE PARTS COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN

         WHEREAS, the Compensation and Stock Option Committee of the Board of Directors of Genuine Parts Company desires to amend the Genuine Parts Company Supplemental Retirement Plan (the "Plan") as follows:

         NOW, THEREFORE, BE IT RESOLVED, that the following Amendments be adopted:

                                       1.

         Section 3.01 is deleted in its entirety, and a new Section 3.01 is substituted in lieu thereof, as follows:

         "3.01    Calculation of Supplement.

                  (a) Each Participant who terminates active employment with the Employer on or after his Normal or Delayed Retirement Date by reason of retirement or voluntary or involuntary termination shall, except as provided in Section 6.05, be entitled to a monthly supplemental retirement income ("Supplemental Retirement Income") equal to (1) minus (2), where

                           (1) equals the monthly Normal or Delayed Retirement Income which Participant would be entitled to receive under the Pension Plan beginning on the Benefit Commencement Date (as defined in Section 3.02) if the benefit limitations of Code Sections 401(a)(17) and 415 as reflected in the Pension Plan were not in effect (measured in the form of a single life annuity payable in monthly installments for the Participant's life) and if the definition of Earnings under this Plan were used to compute the Participant's Normal or Delayed Retirement Income under the Pension Plan;

                           (2) equals the monthly Normal or Delayed Retirement Income which Participant is actually entitled to receive under the Pension Plan beginning on the Benefit Commencement Date measured in the form of a single life annuity payable in monthly installments for the Participant's life.

                  (b) Each Participant who terminates active employment with the Employer on or after his Early Retirement Date by reason of early retirement or voluntary or involuntary termination shall, except as provided in
                           Section 6.05, be entitled to a monthly Supplemental Retirement Income equal to (1) minus (2), where



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                           (1)      equals the monthly Early Retirement Income
                                    which Participant would be entitled to
                                    receive under the Pension Plan beginning on the Benefit Commencement Date (as defined in
                                    Section 3.02) if the benefit limitations of Code Sections 401(a)(17) and 415 as reflected in the Pension Plan were not in effect (measured in the form of a single life annuity payable in monthly installments for the Participant's life) and if the definition of Earnings under this Plan were used to compute the Participant's Early Retirement Income under the Pension Plan;

                           (2) equals the monthly Early Retirement Income which Participant is actually entitled to receive under the Pension Plan beginning on the Benefit Commencement Date measured in the form of a single life annuity payable in monthly installments for the Participant's life.

                           (3) The Participant's benefit in (1) and (2) above shall be reduced by the early retirement reduction factors set forth in the Pension Plan (e.g., see Section 4.02) regardless of whether the Participant is entitled to an increased benefit under the Pension Plan by reason of terminating employment pursuant to an early retirement window.

                  (c) Except as provided in Section 5.01, no payment of any kind shall be made under this Plan to any Participant who terminates active employment with the Employer prior to his Early Retirement Date.

                  (d) In computing a Key Employee's benefit under this Plan, the Committee shall assume the Participant did not accrue a benefit under the Pension Plan (and did not receive any Earnings) during any calendar year in which the Key Employee did not accrue a benefit under this Plan (see Section 2.02)."

                                       2.

         Section 3.02 is deleted in its entirety, and a new Section 3.02 is substituted in lieu thereof, as follows:

         "3.02    Benefit Commencement Date; Manner of Payment.

                  The Employer shall commence payment of the Supplemental Retirement Income as of the Benefit Commencement Date and such benefit shall continue on a monthly basis for the Participant's lifetime and for any period thereafter provided for under the form of benefit elected by the Participant. The Benefit Commencement Date shall mean the day that Retirement Income is deemed to commence under the Pension Plan with respect to the Participant. The Supplemental Retirement Income shall be paid in the form elected by the Participant in his Joinder



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                  Agreement. In the event that the Participant fails to elect a form of payment, then the Supplemental Retirement Income shall be paid in the form of a 50% joint and survivor annuity if the Participant has a Spouse on the Benefit Commencement Date and in the form of a Life Annuity if the Participant does not have a Spouse on the Benefit Commencement Date. If the Supplemental Retirement Income is paid in a form other than a Life Annuity, then the amount of such benefit shall be adjusted so that it is the Actuarial Equivalent of the Life Annuity described in
                  Section 3.01."

                                       3.

         Section 2 of the Joinder Agreement to the Plan is deleted in its entirety, and a new Section 2 is substituted in lieu thereof, as follows:

         "2. Payments Contingent on Normal Retirement. Executive acknowledges and understands that Genuine Parts is obligated to provide benefits under the Plan only if Executive terminates active employment with Genuine Parts on or after the Executive's Early Retirement Date. For example, Genuine Parts Company is not obligated to provide payments under the Plan if the Executive (absent a change in control) terminates employment with Genuine Parts prior to his or her Early Retirement Date."

                                       4.

         This Amendment shall be effective as of August 15, 1997.

                                       5.

         Except as amended herein, the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, Genuine Parts Company has caused this Amendment to be executed by its duly authorized officer.

                                 GENUINE PARTS COMPANY

                                 By:          /s/ George W. Kalafut
                                     -----------------------------------------

                                 Title:       C. F. O. GPC
                                       ---------------------------------------

                                 Date:        August 29, 1997
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